UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Teri G. Fontenot to Board of Directors

On June 27, 2024, the Board of Directors (the “Board”) of Bitcoin Depot Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Ms. Teri G. Fontenot to the Board, effective July 1, 2024, to fill the vacancy on the Board caused by the resignation of Jackie Marks, which the Company previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2024. Ms. Fontenot will hold office until the next annual meeting of stockholders and until her successor shall be elected and qualified or until her earlier death, disqualification, resignation or removal. Ms. Fontenot has also been appointed to serve as a member and the Chair of the Board’s Audit Committee. The Board has determined that Ms. Fontenot meets the applicable standards for an independent director under the listing rules of the The Nasdaq Stock Market LLC (“Nasdaq”) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended and the financial literacy requirements for membership on the Audit Committee under the Nasdaq rules.

Ms. Fontenot is CEO Emeritus of Woman’s Hospital in Baton Rouge, Louisiana, one of the nation’s largest and preeminent women’s specialty hospitals. Her leadership service includes serving as President and CEO of Woman’s Hospital for more than 23 years.

After serving as chief financial officer at three health systems, Ms. Fontenot, a Fellow of the American College of Healthcare Executives (FACHE), joined Woman’s Hospital in 1992 as CFO and became CEO in 1996. Under her leadership, Woman’s Hospital became the largest birthing hospital and neonatal intensive care unit in Louisiana. It is also the only independent, nonprofit women’s hospital in the country. Her leadership service includes numerous state and national healthcare boards, including terms as Chair of the American Hospital Association and the Louisiana Hospital Association.

Ms. Fontenot currently serves as an independent director and member of the Audit Committee of each of Amerisafe, Inc. and AMN Healthcare Services Inc.

In connection with her appointment to the Board, Ms. Fontenot will be entitled to receive 40,000 restricted stock units that will cliff vest on the earlier of (a) the first anniversary of the grant date or (b) the Company’s 2025 annual meeting of stockholders and an annual cash retainer equal to $30,000 for her service on the Board, as well as an additional aggregate cash retainer of $20,000 for her service as Audit Committee Chair.

There were no arrangements or understandings between Ms. Fontenot and any other person pursuant to which Ms. Fontenot was appointed as a member of the Board. There have been no transactions in which Ms. Fontenot has an interest that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: June 27, 2024	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer